Exhibit 10.2

AMENDMENT NO. 1 TO FIVE-YEAR CREDIT AGREEMENT

AMENDMENT dated as of September 19, 2014 to the Five-Year Credit Agreement dated as of May 23, 2014 (the “Credit Agreement”) among GENERAL MILLS, INC. (the “Company”), the several financial institutions from time to time party thereto (collectively, the “Banks”; individually, a “Bank”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendment. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 3. Representations of Company. The Company represents and warrants that (i) the representations and warranties of the Company set forth in Article 5 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default or Event of Default will have occurred and be continuing on such date.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page hereto by facsimile or electronic transmission (e.g., “pdf” or “tif”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Effect of Amendment; Reaffirmation. This Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Without limiting the foregoing, the Company acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms.

SECTION 7. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) the Agent shall have received from each of the Company and Banks comprising the Majority Banks a counterpart hereof signed by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GENERAL MILLS, INC.		JPMORGAN CHASE BANK, N.A.,
As Administrative Agent and as a Bank
By:	/s/ Marie Pillai
Name: Marie Pillai		By:	/s/ Tony Yung
Title: Vice President		Name: Tony Yung
Title: Executive Director

Bank of America, N.A.		Barclays Bank PLC

By:	/s/ David L. Catherall	By:	/s/ Ronnie Glenn
Name: David L. Catherall		Name: Ronnie Glenn
Title: Managing Director		Title: Vice President

Citibank, N.A.		CREDIT SUISEE AG, CAYMAN ISLANDS
BRANCH
By:	/s/ Nicholas Pateros
Name: Nicholas Pateros		By:	/s/ Michael Spaight
Title: Vice President		Name: Michael Spaight
Title: Authorized Signatory

		By:	/s/ Stanley Tran
Name: Stanley Tran
Title: Authorized Signatory

GOLDMAN SACHS BANK USA		MORGAN STANLEY BANK N.A.

By:	/s/ Michelle Latzoni	By:	/s/ John Durland
Name: Michelle Latzoni		Name: John Durland
Title: Authorized Signatory		Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION		SANTANDER BANK, N.A.,
As a Bank
		By:	/s/ William Maag
By:	/s/ Mila Yakovlev	Name: William Maag
Name: Mila Yakovlev		Title: Managing Director
Title: Vice President

Société Générale		Sumitomo Mitsui Banking Corporation

By:	/s/ Yao Wang	By:	/s/ David W. Kee
Name: Yao Wang		Name: David W. Kee
Title: Director		Title: Managing Director

THE BANK OF NEW YORK MELLON		The Bank of Yokyo-Mitsubishi UFJ, Ltd.

By:	/s/ John T. Smathers	By:	/s/ Christine Howatt
Name: John T. Smathers		Name: Christine Howatt
Title: First Vice President		Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL		AGFIRST FARM CREDIT BANK
ASSOCIATION
		By:	/s/ Steven J. O’Shea
By:	/s/ Daniel R. Van Aken	Name: Steven J. O’Shea
Name: Daniel R. Van Aken		Title: Vice President
Title: Director

Bank of China, New York Branch		ICICI Bank Limited, New York Branch, as a
Bank
By:	/s/ Haifeng Xu
Name: Haifeng Xu		By:	/s/ Akashdeep Sarpal
Title: Executive Vice President		Name: Akashdeep Sarpal
Title: Joint General Manager

NATIONAL AUSTRALIA BANK LIMITED		Standard Chartered Bank

By:	/s/ Marcio Borkol	By:	/s/ Felipe Macia
Name: Marcio Borkol		Name: Felipe Macia A2789
Title: Director		Title: Managing Director
Syndications, Americas

		By:	/s/ Hsing H. Huang
Name: Hsing H. Huang
Title: Associate Director
Standard Chartered Bank NY

EXHIBIT A

Amendments to Credit Agreement

SECTION 6.06. Payment of Obligations. The Company ~~shall~~will, and ~~shall~~will cause each of its ~~Material~~ Subsidiaries to, pay ~~and discharge as the same shall become due and payable, all their respective~~its obligations ~~and liabilities~~, including~~:~~

~~(a) all~~ tax liabilities, ~~assessments and governmental charges or levies upon it or its properties or assets, unless the same are~~that, collectively or individually, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings ~~and~~, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP ~~are being maintained by the Company or such~~and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material ~~Subsidiary;~~Adverse Effect.

~~(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary; and~~

~~(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.~~